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                                                                       EX-99.B13



                        DELAWARE MANAGEMENT COMPANY, INC.


May 18, 1981

Delaware Tax-Free Money Fund, Inc.
7 Penn Center Plaza
Philadelphia, Pennsylvania  19103

Gentlemen:

As the initial shareholder of Delaware Tax-Free Money Fund, Inc., we hereby represent that we are making the investment for investment reasons only and not for the purpose of resale.


                                   Yours very truly,
                                   DELAWARE MANAGEMENT COMPANY, INC.

                                   /s/ Thomas F. Glancey
                                   Executive Vice President



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